As filed with the Securities and Exchange Commission on November 24, 2010
Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 ________________

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ________________
NextWave Wireless Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-5361360
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12264 El Camino Real, Suite 305 San Diego, CA 92130
(Address of Principal Executive Offices)

NEXTWAVE WIRELESS INC. 2005 STOCK INCENTIVE PLAN
(Full Title of Plan)
Frank A. Cassou Executive Vice President – Chief Legal Counsel 12264 El Camino Real, Suite 305 San Diego, CA 92130 (619) 573-1578
(Name, Address, and Telephone Number,
Including Area Code, of Agent For Service)
__________________________________________________________
Copies to:
Marita A.  Makinen, Esq.
Weil Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
(212) 310-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer __
Accelerated filer ___
Non-accelerated filer ___ (Do not check if a smaller reporting company)
Smaller reporting company     x

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common stock, $0.007 par value	3,092,752	$0.81	$2,505,129.12	$178.62

(1)
The securities registered hereby represent 3,092,752 additional shares of Common Stock of the Registrant issuable pursuant to awards available for grant under the NextWave Wireless Inc. 2005 Stock Incentive Plan (the “Plan”).

(2)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers any additional shares of Common Stock to be offered or issued under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
Estimated in accordance with Rule 457(c) and (h) of the Act, solely for the purpose of calculation of the registration fee.  The proposed maximum aggregate offering price was calculated based on 3,092,752 shares multiplied by $0.81 (the average of the high and low prices of a share of the Common Stock as quoted on the OTCQB over-the-counter electronic quotation service on November 22, 2010).

INFORMATION REQUIRED PURSUANT TO

GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement on Form S-8 registers additional securities of the same class as other securities of the Registrant for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.  The Registrant had previously registered 27,500,000 shares of Common Stock issuable under the NextWave Wireless Inc. 2005 Stock Incentive Plan (the “Plan”) on Form S-8 (Registration Statement No. 333-142542), filed with the SEC on May 2, 2007.  As a result of the 7-for-1 reverse stock split effected with respect to the Registrant’s Common Stock on June 21, 2010, the aggregate number of shares of Common Stock issuable under the Plan that were previously registered is 3,928,571.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (Registration Statement No. 333-142542), filed with the SEC on May 2, 2007, are incorporated herein by reference.

Exhibits.

Exhibit No.                       Description

4.1(a)	-
Amended and Restated Certificate of Incorporation of the Company, as restated on November 6, 2006 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4/A filed on November 7, 2006)

4.1(b)	-
Amendment to the Amended and Restated Certificate of Incorporation of the Company, effective June 21, 2010 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 18, 2010)

4.2	-	Amended and Restated By-Laws of the Company, adopted on October 30, 2007 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 2, 2007)

4.3	-	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4/A filed on November 7, 2006)

5	-	Opinion of Weil, Gotshal & Manges LLP*

23.1	-	Consent of Independent Registered Public Accounting Firm*

23.2	-	Consent of Weil, Gotshal & Manges LLP (included in its opinion which appears as Exhibit 5 to this Registration Statement)*

99.1	-	NextWave Wireless Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Post-Effective Amendment No. 1 on Form S-8 filed on January 19, 2007)

99.2	-
Amendment No. 1 to NextWave Wireless Inc. 2005 Stock Incentive Plan (incorporated by reference to Annex A of the Company’s Proxy Statement for the 2007 Annual Meeting of Stockholders, filed on April 19, 2007)

99.3	-	Amendment No. 2 to NextWave Wireless Inc. 2005 Stock Incentive Plan*

_____________
* Filed herewith.

Item 9.                      Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 24th day of November, 2010.

NEXTWAVE WIRELESS INC.

By:	/s/ Frank A. Cassou
	Name:	Frank A. Cassou
	Title:	Executive Vice President – Chief Legal Officer and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank A. Cassou and Francis J. Harding his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank A. Cassou	Executive Vice President – Chief Legal Officer and Secretary (Principal Executive Officer)	November 24, 2010
Frank A. Cassou

/s/ Francis J. Harding	Executive Vice President – Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 24, 2010
Francis J. Harding
	Chairman of the Board of Directors	November ___, 2010
Allen Salmasi
	Director	November ___, 2010
Douglas F. Manchester
/s/ Jack Rosen	Director
Jack Rosen		November 24, 2010

S-1

/s/ Robert T. Symington	Director
Robert T. Symington		November 24, 2010
/s/ Carl Vogel	Director
Carl Vogel		November 24, 2010
/s/ William H. Webster	Director
William H. Webster		November 24, 2010

S-2

EXHIBIT INDEX

Exhibit No.                       Description

4.1(a)	-
Amended and Restated Certificate of Incorporation of the Company, as restated on November 6, 2006 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4/A filed on November 7, 2006)

4.1(b)	-
Amendment to the Amended and Restated Certificate of Incorporation of the Company, effective June 21, 2010 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 18, 2010)

4.2	-	Amended and Restated By-Laws of the Company, adopted on October 30, 2007 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 2, 2007)

4.3	-	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4/A filed on November 7, 2006)

5	-	Opinion of Weil, Gotshal & Manges LLP*

23.1	-	Consent of Independent Registered Public Accounting Firm*

23.2	-	Consent of Weil, Gotshal & Manges LLP (included in its opinion which appears as Exhibit 5 to this Registration Statement)*

99.1	-	NextWave Wireless Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Post-Effective Amendment No. 1 on Form S-8 filed on January 19, 2007)

99.2	-
Amendment No. 1 to NextWave Wireless Inc. 2005 Stock Incentive Plan (incorporated by reference to Annex A of the Company’s Proxy Statement for the 2007 Annual Meeting of Stockholders, filed on April 19, 2007)

99.3	-	Amendment No. 2 to NextWave Wireless Inc. 2005 Stock Incentive Plan*

_____________
* Filed herewith.